Exhibit 99.1

ABERCROMBIE & FITCH CO. PROVIDES COVID-19-RELATED BUSINESS UPDATE

New Albany, Ohio, March 26, 2020: Abercrombie & Fitch Co. (NYSE: ANF) today announced updates in response to the continued spread of COVID-19.

With the well-being of its customers, associates and communities in mind, and to help limit the spread of the virus, Abercrombie & Fitch Co. will continue to keep stores outside of the APAC region temporarily closed until further notice. The Company will continue to follow the guidance of local governments and health organizations to determine when it can reopen its stores across North America and the EMEA region.

The Company’s stores in the APAC region across all its brands are currently open. The Company’s online stores remain open in all regions.

Fran Horowitz, Chief Executive Officer, said, “We entered this period of unprecedented uncertainty with a healthy liquidity position and are taking immediate, aggressive and prudent actions, including reevaluating all expenditures to enhance our ability to meet the business’ short-term liquidity needs, in order to best position the Company for our key stakeholders, including our associates, customers and shareholders. We are partnering with our vendors, landlords, and lenders to preserve liquidity and mitigate risk during the COVID-19 outbreak.”

As of February 1, 2020, the Company had $671 million in cash and cash equivalents. As a precautionary measure, on March 25, 2020, the Company initiated the process to borrow $210 million under its senior secured asset-based revolving credit facility to improve its cash position. In addition, last week the Company withdrew the majority of excess funds from its Rabbi Trust, providing the Company with approximately $50 million of additional cash.

The Company will also not undertake any share buybacks for the foreseeable future.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019, and in A&F’s subsequently filed quarterly reports on Form 10-Q, in some cases have affected, and in the future could affect, the company’s financial performance and could cause actual results for fiscal 2019 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity; failure to anticipate customer demand and changing fashion trends and to manage our inventory commensurately could adversely impact our sales levels and profitability; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; the impact of war, acts of terrorism or civil unrest could have a material adverse effect on our operating results and financial condition; the expansion of our direct-to-consumer sales channels and omnichannel initiatives are significant components of our growth strategy, and the failure to successfully develop our position across all channels could have an adverse impact on our results of operations; our international growth strategy and ability to conduct business in international markets may be adversely affected by legal, regulatory, political and economic risks; failure to successfully implement our strategic plans could have a negative impact on our growth and profitability; failure to protect our reputation could have a material adverse effect on our brands; our business could suffer if our information technology systems are disrupted or cease to operate effectively; we may be exposed to risks and costs associated with cyber-attacks, data protection, credit card fraud and identity theft that would cause us to incur unexpected expenses and reputation loss; our reliance on DCs makes us susceptible to disruptions or adverse conditions affecting our supply chain; changes in the cost, availability and quality of raw materials, labor, transportation, and trade relations could cause manufacturing delays and increase our costs; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could result in lost sales and could increase our costs; we rely on the experience and skills of our senior executive officers and associates, the loss of whom could have a material adverse effect on our business; extreme weather conditions, including natural disasters, pandemic disease and other unexpected events, could negatively impact our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, which could result in an interruption to our business and adversely affect our operating results; fluctuations in our tax obligations and effective tax rate may result in volatility in our results of operations; our litigation exposure could have a material adverse effect on our financial condition and results of operations; failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; changes in the regulatory or compliance landscape and compliance with changing regulations for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results; and, our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global specialty retailer of apparel and accessories for men, women and kids through three renowned brands. Abercrombie & Fitch believes that every day should feel as exceptional as the start of the long weekend. Since 1892, the brand has been a specialty retailer of quality apparel, outerwear and fragrance - designed to inspire our global customers to feel confident, be comfortable and face their Fierce. The quintessential retail brand of the global teen consumer, Hollister Co. believes in liberating the spirit of an endless summer inside everyone. At Hollister, summer isn’t just a season, it’s a state of mind. Hollister creates carefree style designed to make all teens feel celebrated and comfortable in their own skin, so they can live in a summer mindset all year long, whatever the season. A global specialty retailer of quality, comfortable, made-to-play favorites, abercrombie kids sees the world through kids’ eyes, where play is life and every day is an opportunity to be anything and better everything.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. The company operates over 850 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com and www.hollisterco.com.

Investor Contact:	Media Contact:

Pamela Quintiliano	Ian Bailey
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com